Exhibit 10.19

API NANOTRONICS CORP.

(THE “CORPORATION”)

2006 EQUITY INCENTIVE PLAN

Notice and Agreement of Grant of Stock Warrant

TO:	JASON DEZWIREK

FROM:	Board of Directors of API Nanotronics Corp.

DATE:	November 6, 2006

At the direction of the Committee, you are hereby notified that on November 6, 2006 (the “Date of Grant”) the Committee has granted to you a warrant to purchase shares of Common Stock of the Corporation (the “Warrant”), pursuant to the Corporation’s 2006 Equity Incentive Plan (the “Plan”), as amended from time to time, which is incorporated herein by reference and made a part of this agreement. This agreement evidences the Warrant that was granted to you. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

1.	Subject in all respects to the Plan and the terms and conditions set forth herein and therein, you are hereby granted a Warrant to purchase from the Corporation 2,500,000 shares of Common Stock (the “Shares”) at the exercise price of $0.461 per share (the “Warrant Price”). This Warrant is being issued in connection with the exchange of shares of common stock and warrants of API Electronics Group Corp. (“API”) for (i) shares of common stock of the Corporation, or exchangeable shares of RVI Sub, Inc. and (ii) warrants of the Corporation (the “Combination Transaction”), respectively. The number of Shares underlying the Warrant and the Warrant Price reflect the exchange ratio of the Combination Transaction.

2.	Subject to the termination provisions of the Plan, the Warrant shall expire on January 27, 2011 (the “Expiration Date”), which is the same expiration date as the warrants to purchase shares of API that you exchanged for this Warrant.

3.	Subject to the termination provisions of the Plan, this Warrant may be exercised at any time and from time to time from and including the Date of Grant up to 5:00 p.m. (Eastern Standard Time) on the Expiration Date by delivery to the Committee or its designee an Exercise Notice, in the form attached as Exhibit “A” to this Warrant Certificate, together with this Notice and Agreement of Stock Warrant and a certified check, bank draft or money order payable to “API NANOTRONICS GROUP CORP.” in an amount equal to the product of the Exercise Price and the number of Shares for which this Warrant is being exercised and otherwise in accordance with the Plan.

4.	The warrant is nontransferable, other than as may be occasioned by your death, and then only to your estate or according to the terms of your will or the provisions of applicable laws of descent and distribution.

In the event that the right to exercise the Warrant is passed to your estate, or to a person to whom such right devolves by reason of your death, then the Warrant shall be nontransferable in the hands of your executor or administrator or of such person, except that the Warrant may be distributed by your executor or administrator to the distributees of your estate as a part of your estate.

5.	Enclosed for your careful review is a copy of the Plan governing the Warrant. At the time or times when you wish to exercise the Warrant, in whole or in part, please refer to the provisions of the Plan dealing with methods and formalities of exercise of the Warrant. The Corporation shall have the right, and is hereby authorized, to withhold from any payment due or transfer made under the Warrant, or from any compensation owing to you, applicable withholding taxes, if any.

Neither the Plan nor this agreement will be construed as giving you the right to be retained in the employ of the Corporation or as a consultant to the Corporation or its affiliates, and the Corporation or its affiliates may at any time terminate your employment or consulting engagement free from any liability or any claim under the Plan or this agreement, except as otherwise expressly provided herein.

6.	This agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to the conflicts of laws provisions thereof, and shall be subject in all respects to terms of the Plan. If any one or more provisions of this agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This agreement and the Plan contain the entire agreement between the Corporation and you relating to the Warrant and the other matters set forth herein. This agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this agreement and the Plan, the Plan shall govern. Except as expressly provided in this agreement or the Plan with respect to certain actions permitted to be taken by the Committee with respect to this agreement and the terms of the Warrant, this agreement may not be amended, modified, changed, or waived other than by written instrument signed by the parties hereto. This agreement may be executed in counterparts, each of which shall be an original with the same effect as if the signatures were upon the same instrument.

On behalf of the API NANOTRONICS CORP. COMMITTEE

By:	/s/ Donald A. Wright
Donald A. Wright, Director

I hereby acknowledge receipt of a copy of the Plan, a copy of which is annexed hereto, and represent that I am familiar with the terms and provisions thereof and hereby accept the Warrant, subject to all the terms and provisions of the plan and this agreement. I hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan.

/s/ Jason DeZwirek
Jason DeZwirek

Date: November 6, 2006

EXHIBIT “A’

EXERCISE NOTICE

TO:	API NANOTRONICS GROUP CORP. (the “Corporation”)

AND TO:	THE BOARD OF DIRECTORS THEREOF

Unless context otherwise requires, or unless expressly defined herein, all capitalized terms will have the meanings specified in the Corporation’s 2006 Equity Incentive Plan adopted November __, 2006.

The undersigned holder of the Warrants evidenced by the Notice and Agreement of Grant of Stock Warrant hereby subscribes for______ Shares of the Corporation pursuant to such Warrants exercisable at an exercise price of US$0.461 until the Expiration Date (or such other price as is determined pursuant to the Notice and Agreement of Grant of Stock Warrant) on the terms specified in such Notice and Agreement of Grant of Stock Warrant and enclosed herewith a certified check, bank draft or money order payable to the order of the Corporation in payment therefore, or such other form of payment authorized by the Plan and the Committee.

The undersigned hereby irrevocably directs that the said Shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number(s) of Common Shares	Taxpayer Identification Number (if applicable)

(Please print full name in which Share certificates are to be issued. If any Shares are to be issued to a person or persons other than the holder, the holder must pay to the Corporation all eligible transfer taxes or other government charges.)

DATED this_______________ day of _________________, _____.

Signature Guaranteed	Signature of Subscriber

Name of Subscriber

Address of Subscriber

☐	Please check if the Share certificates are to be delivered at the office where this Exercise Notice is surrendered, failing which the certificates will be mailed.

Certificates will be delivered after the due surrender of the Notice and Agreement of Grant of Stock Warrant as aforesaid. In the event less than all of the Shares represented by this Notice and Agreement of Grant of Stock Warrant are exercised, a new Notice and Agreement of Grant of Stock Warrant for the remaining Shares subject to this Notice and Agreement of Grant of Stock Warrant shall be issued to the holder.